For Immediate Release

First Interstate BancSystem, Inc. Announces Dividend

Billings, MT - August 1, 2018 - First Interstate BancSystem, Inc.'s (NASDAQ: FIBK) Board of Directors, at a meeting held on August 1, 2018, declared a dividend of $0.28 per common share. The dividend is payable on August 21, 2018 to owners of record as of August 10, 2018. The dividend equates to a 2.67% annualized yield based on the $42.00 per share average closing price of the Company's common stock as reported on Nasdaq during the second quarter of 2018.

About First Interstate BancSystem, Inc.

First Interstate BancSystem, Inc. is a financial and bank holding company incorporated in 1971 and headquartered in Billings, Montana. The Company operates banking offices, including detached drive-up facilities, in communities across Idaho, Montana, Oregon, South Dakota, Washington, and Wyoming. Through First Interstate Bank, the Company delivers a comprehensive range of banking products and services to individuals, businesses, municipalities, and other entities throughout the Company's market areas.

Contact:	Marcy Mutch	NASDAQ: FIBK
	Chief Financial Officer First Interstate BancSystem, Inc. (406) 255-5312 marcy.mutch@fib.com	www.FIBK.com